UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 30, 2012
(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-19582	56-0751714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)
(336) 889-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of Phantom Stock Plan

On October 30, 2012, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved and the Company adopted the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (the “Phantom Stock Plan”), which became effective immediately. The following description is a summary of the material terms and conditions of the Phantom Stock Plan. This summary is qualified in its entirety by reference to the Phantom Stock Plan and the form of phantom stock award agreement included as Exhibits 10.17.15 and 10.17.16, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

The Phantom Stock Plan will be administered by the Committee pursuant to a delegation of authority by the Board. The maximum number of shares of phantom stock available for awards under the Phantom Stock Plan is 1,000,000, subject to any change in the outstanding shares of the Company’s common stock. In the event of such a change, the administrator will adjust the number of shares of phantom stock reserved under the Phantom Stock Plan and the number of shares granted to Phantom Stock Plan participants to prevent dilution or enlargement of an award. Each share of phantom stock represents a contractual right to receive an amount in cash equal to the fair market value of a share of the Company’s common stock on the settlement date. No shares of common stock will be issued pursuant to the Phantom Stock Plan.

The Phantom Stock Plan administrator, in its sole and absolute discretion, is responsible for selecting each eligible key employee to receive an award and for determining the number of shares of phantom stock to be awarded. Each award will vest with respect to 20% of the phantom stock subject to the award on each anniversary of the grant date and each award will be fully vested on the fifth anniversary of the grant date, provided that (i) the participant has been continuously employed by the Company from the grant date until each respective vesting date, (ii) the participant has been continuously employed by the Company for at least ten (10) years on the respective vesting date; and (iii) the participant has attained age 65 on the respective vesting date. In addition and notwithstanding the above, each award will also vest on the earliest to occur of the following: (i) the date of a change of control of the Company; (ii) the date of the participant’s death; or (iii) the date of the participant’s total disability, in each case provided that the participant has been continuously employed by the Company from the grant date until the date of the respective event. If a participant’s employment is terminated before attaining age 65 for any reason other than death or total disability, or at any time for cause, as defined in the Phantom Stock Plan, the participant will forfeit all awards (both vested and unvested) outstanding as of the date of such termination of employment and no payments will be made thereon unless determined otherwise by the administrator. Additionally, any awards not vested upon the date of a participant’s termination of employment will be forfeited, and no payment will be made thereon unless determined otherwise by the administrator.

Participants are entitled to receive amounts due for each vested share of phantom stock on the settlement date, and such payments will be made from the general funds of the Company. The settlement date is the earliest of: (i) the date of the participant’s termination of employment for any reason other than death, total disability, or for cause; (ii) the date of the participant’s death while employed by the

Company; or (iii) the date of the participant’s termination of employment as a result of total disability. Unless the award agreement provides otherwise, such amounts will be paid in cash to the participant in 24 substantially equal monthly installments commencing on the first day of the calendar month next following the settlement date. Participants may, with respect to each grant, provide for payment in any other manner for up to five years following settlement, subject to the limitations set forth in each individual award agreement. Each participant also has the ability to defer the annual installments payable under an award agreement for a period of five years by filing a written election with the administrator at least one year in advance of the date as of which payment of the annual installments would otherwise commence. Any payment may be delayed if necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

In the event that a participant dies prior to receiving any or all of the amounts to which he is due, the amounts become payable to the beneficiary or beneficiaries designated by the participant. If a participant engages in any conduct that the administrator deems is detrimental to the business or reputation of the Company, the administrator has the discretion to determine that an award or benefits related to an award shall be forfeited or returned to the Company. In addition, if the participant engages in competitive activity (as that term is defined in the Phantom Stock Plan) at any time during employment by the Company or during the two-year period following termination of employment, (i) payments under the Phantom Stock Plan will immediately cease and the participant will have no right to receive any further payments, and (ii) the Company will have the right to recover any amounts that have been paid to the participant in the two-year period following termination of employment.

Amendment and Restatement of Employment Agreement with Earl E. Congdon

On October 30, 2012, the Board, upon the recommendation of the Committee, approved and the Company entered into the Second Amended and Restated Employment Agreement, dated October 30, 2012 and effective as of November 1, 2012, by and between the Company and Earl E. Congdon, the Company’s Executive Chairman of the Board (the “Agreement”). The Agreement provides for the continued employment of Mr. Congdon in his present capacity with the Company and the terms and conditions relating to such employment. The following is a summary of the material terms and conditions of the Agreement, which is qualified in its entirety by reference to the Agreement included as Exhibit 10.17.17 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Agreement shall continue until the earliest of (i) November 1, 2015; (ii) the date of death of Mr. Congdon; (iii) the specified date of termination under either party’s exercise of the 120-day notice exception; (iv) the date of termination by the Company for cause; (v) the date Mr. Congdon terminates his employment for Good Reason; or (vi) the date of termination resulting from Mr. Congdon’s total disability. “Good Reason” is generally defined as (a) a material breach by the Company of any provision of the Agreement; (b) Mr. Congdon’s failure to be elected or re-elected to the Board; (c) a material reduction in Mr. Congdon’s base salary; (d) the merger of the Company or transfer of a significant portion of its assets unless the successor assumes all duties and obligations of the Company under the Agreement; (e) the assignment of duties to Mr. Congdon inconsistent with his position in the Company; (f) the exclusion of Mr. Congdon’s participation in the Company’s employee benefit plans; (g) the transfer of Mr. Congdon’s primary work location to a location that is more than 30 miles from his current primary work location or the requirement that he relocate his principal residence more than 30 miles from his current primary work location; (h) the requirement by the Company that Mr. Congdon travel on Company business to a substantially greater extent than required immediately prior to the date of the Agreement; or (i) the occurrence of a Fundamental Disagreement. A “Fundamental Disagreement” is generally defined as a material disagreement between Mr. Congdon and the Board that occurs within three years after a

Change of Control, concerns the strategic direction of the Company or another issue of fundamental importance to the Company and is deemed to be a Fundamental Disagreement by a majority of the members of the Board who are not also members of Mr. Congdon’s family. If Mr. Congdon terminates his employment for Good Reason or the Company terminates Mr. Congdon for cause, each party generally will have 30 days after the receipt of the notice of termination to cure the reason given in the notice. In the event that such cure is timely and to the satisfaction of the parties, the notice of termination would become null and void.

Pursuant to the Agreement and as described below, Mr. Congdon is generally entitled to certain compensatory benefits if his employment is terminated within 12 months of a Change of Control. Generally, a Change of Control is defined in the Agreement to be the earliest of (i) the date any person or group of persons, directly or indirectly, becomes the beneficial owner of 35% or more of the combined voting power of the Company’s then outstanding shares of common stock (excluding Mr. Congdon, the Company’s employee benefit plans, and any member of Mr. Congdon’s family unless a majority of the independent members of the Board determines that such family member’s beneficial ownership creates a substantial threat to corporate policy and effectiveness); (ii) the date when individuals who at the beginning of any two-year period constitute the Board, plus new directors whose nomination or election was approved by at least two-thirds of the directors still in office who were directors at the beginning of the two-year period, cease for any reason during the two-year period to constitute at least two-thirds of the members of the Board; (iii) the date of an equity transaction that would result in the Company’s voting securities immediately prior to the transaction representing less than 60% of the combined voting power of the Company or a surviving entity immediately after the transaction; (iv) the date of a complete liquidation or winding-up of the Company; (v) the date of the sale or disposition of all or substantially all of the Company’s assets; or (vi) the date of the Company’s bankruptcy filing.

If Mr. Congdon’s employment is terminated by the Company by exercise of the 120-day notice exception, by Mr. Congdon by exercise of the 120-day notice exception, by Mr. Congdon for Good Reason, or as a result of the expiration of the term on November 1, 2015, and such termination occurs within 12 months after a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), Mr. Congdon is entitled to receive a lump sum payment of any compensation due but not yet paid through the termination date plus a payment equal to three times the sum of (i) his annual base salary in effect at that time and (ii) the annual bonus paid to him for the preceding calendar year under the Company’s executive profit-sharing bonus program. If Mr. Congdon’s employment is terminated as described above and such termination does not occur within 12 months after a Change of Control (or, in the case of a termination for Good Reason due to a Fundamental Disagreement, within three years after the Change of Control), or Mr. Congdon’s employment is terminated at any time due to his death or total disability or by the Company for cause, Mr. Congdon is only entitled to receive in a lump sum any compensation due but not yet paid through the termination date. Any amounts payable to Mr. Congdon will be paid on the first day of the seventh calendar month following the calendar month in which his termination occurs as required by Section 409A of the Code.

In addition, the Agreement provides for Mr. Congdon, while employed, to (a) receive a base salary, to be reviewed annually in accordance with standard payroll practices and procedures applicable to the Company’s executive officers; (b) participate in the Company’s executive profit-sharing bonus program; (c) participate in any other bonus or incentive plans of the Company (whether now in existence or hereinafter established) in which other senior executives of the Company are entitled to participate; (d) receive a discretionary bonus if so awarded by the Board from time to time; (e) receive vacation and sick leave commensurate with his position and in accordance with the Company’s established policy for senior executives; and (f) participate in any and all retirement, medical, dental, vision, disability, life insurance, long-term disability insurance, nonqualified deferred compensation and tax-qualified retirement plans or any other plans or benefits offered by the Company to its senior executives generally, if and to the extent Mr. Congdon is eligible to participate in accordance with the terms and provisions of any such plan or benefit program. In addition and while employed under the Agreement, Mr. Congdon is entitled to use the Company’s aircraft for personal use in accordance with the general policy of the Company, as adopted from time to time by the Board, and is also entitled to an automobile for personal and business use.

Pursuant to the Agreement, Mr. Congdon is subject to a non-competition and non-solicitation clause, which covers the term of his employment plus the twenty-four month period following his termination of employment. In addition, Mr. Congdon’s bonus, incentive and/or equity-based compensation paid to him under or pursuant to the terms of the Agreement or any other plan or program of the Company will be subject to any recoupment, “claw back” or similar policy adopted by the Board after the date of the Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.17.15    Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan

10.17.16    Form of Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan Phantom Stock Award Agreement

10.17.17    Second Amended and Restated Employment Agreement by and between Old Dominion Freight Line, Inc. and Earl E. Congdon, dated October 30, 2012 and effective as of November 1, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller
(Principal Accounting Officer)
Date: November 5, 2012

EXHIBIT INDEX

Exhibit No.    Description

10.17.15    Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan

10.17.16    Form of Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan Phantom Stock Award Agreement

10.17.17    Second Amended and Restated Employment Agreement by and between Old Dominion Freight Line, Inc. and Earl E. Congdon, dated October 30, 2012 and effective as of November 1, 2012